


                   UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C. 20549

                                     FORM 8-K

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                      Date of Report: March 31, 2001

                          LINCOLN NATIONAL CORPORATION

             (Exact name of registrant as specified in its charter)


        Indiana                    1-6028                35-1140070
(State of Incorporation)   (Commission File Number)   (I.R.S. Employer
                                                      Identification No.)

1500 Market Street, Suite 3900, Centre Square West Tower, Philadelphia, PA 19102
                   (Address of principal executive offices)

                  Registrant's telephone number 215-448-1400


Item 9

Financial Report for the quarter ended March 31, 2001.




Lincoln
Quarterly

SHAREHOLDERnews

first quarter 2001                      1


THIS issue:

"POWERED BY RESEARCH"

(bullet)

Income4Life SM

(bullet)

LINCOLN
UL-III LIFE PROTECTION

(bullet)

QUARTERLY
HIGHLIGHTS


[PHOTO OMITTED: JON A. BOSCIA]

TO OUR SHAREHOLDERS:

Despite the extreme market volatility that has hurt the overall industry, Lincoln delivered solid results for the first quarter. We reported income from operations of $178.6 million or $.92 per diluted share for the first quarter 2001.

During the quarter, we continued to focus on the elements of our performance that we could control - developing and delivering market-leading products, aggressively supporting our partners and distribution teams and carefully managing expenses.

Our Annuities segment reported earnings of $82.3 million for the quarter. From both an annuity deposit and net cash flow perspective, this was our best quarter in over a year. Our new products and wider distribution are certainly having an impact. Annuity deposits reached $1.4 billion, an increase of 9 percent over the fourth quarter. And, as we continued to narrow the gap between deposits and redemptions, net cash flows improved
13.4 percent, or $91 million over the fourth quarter. The improvement in net flows was due to an increase in sales. This is quite impressive given the fact that most other annuity companies are seeing declining sales.

Life Insurance earnings were $68.6 million, an increase of $8.2 million or 13.6 percent over last year's first quarter. This growth in earnings is a result of continued solid growth in the block of business and expense management. In-force grew to $219 billion, an 8.7 percent increase over first quarter 2000 on the strength of sales and good persistency.

Income from operations for our Reinsurance segment was $46.8 million. These strong results were due to the benefit from a change in estimate of premiums receivable, partially offset by high mortality costs.

Our Investment Management segment reported income from operations of $2.4 million. The lower earnings were primarily affected by lower account values stemming from equity market declines. Our relative investment performance has improved in both the retail and institutional areas. This has resulted in an improved level of negative net flows.

Lincoln UK reported income from operations of $14.4 million. As we previously announced, we ceased writing new business in the UK.

The equity market's volatility has presented a challenging operating environment for us. However, I believe Lincoln is proving that good management of the controllable factors leads to good relative performance in the long term.

Sincerely,

/S/ Jon A. Boscia
-----------------
Jon A. Boscia
Chairman and Chief Executive Officer



Lincoln Quarterly FIRST QUARTER 2001


overview

We're a multinational family of financial services.

Lincoln National Corporation holds a prominent position among financial services companies with consolidated assets of $94 billion and annual consolidated revenues of $6.9 billion. LNC has a reputation for financial strength, a tradition of excellent service, an expertise for risk management and the strategic focus to succeed in the future.

The company offers a broad range of financial services, including life insurance, annuities, life-health reinsurance, mutual funds, retirement plans, institutional investment management and financial and estate planning.



                     FINANCIAL & ESTATE PLANNING

         RETIREMENT PLANK                       PENSIONS

                             Financial
MUTUAL FUNDS                 Services                 ANNUITIES


         REINSURANCE                            LIFE INSURANCE


Financial services
Family of companies

LINCOLN FINANCIAL GROUP
The marketing name for Lincoln National Corporation and affiliates.

LINCOLN NATIONAL CORPORATION
A prominent financial services holding company providing annuities, insurance, life-health reinsurance, mutual funds, retirement plans, institutional investment management and financial and estate planning services through its affiliates.

LINCOLN LIFE
The eighth largest stock life insurance company in the U.S. offering access to annuities, retirement plans and life insurance through a diverse network of company-owned and independent distribution channels.

ANNUITIES
The Annuities segment ranks third in assets and 14th in variable annuity sales in the United States.

LIFE INSURANCE
The Life Insurance segment ranks eighth in the industry, based on new annualized premiums.

LINCOLN FINANCIAL ADVISORS
A premier financial planning organization offering a broad range of products and services.

SAGEMARK CONSULTING
A premier financial and estate planning organization offering a broad range of products and services.

LINCOLN FINANCIAL DISTRIBUTORS
A wholesaling distribution organization, which sells Lincoln-manufactured annuities, life insurance and investment management products through financial intermediaries.

FIRST PENN-PACIFIC
A life insurance company offering universal and term life insurance and annuity products.

LINCOLN LIFE & ANNUITY OF NEW YORK
A life insurance company offering annuities, retirement and insurance products in the state of New York.

LINCOLN RE
One of the largest writers of life-health reinsurance in the world.

DELAWARE INVESTMENTS
Serves individual investors through a broad line of mutual funds, retirement plan services and other investment products; and institutional investors, primarily private and public pension funds, foundations, endowments, banks and insurance companies.

Financial planning services offered through Lincoln Financial Advisors Corp. and Sagemark Consulting, a division of Lincoln Financial Advisors, a registered investment advisor. Securities offered through Lincoln Financial Advisors Corp., a broker/dealer. Insurance offered through Lincoln affiliates and other fine companies.



FINANCIAL NEWS




FINANCIAL HIGHLIGHTS

                                                                                         First Quarter
                 (Millions of dollars, except ratios and per share data)     2001             2000            Change
--------------------------------------------------------------------------------------------------------------------
Income from      Annuities**                                                 82.3             88.5            (7.0%)
Operations*      Life Insurance**                                            68.6             60.4            13.6%
                 Reinsurance                                                 46.8             32.1            45.8%
                 Investment Management**                                      2.4             12.4           (80.6%)
                 Lincoln UK                                                  14.4             15.7            (8.3%)
                 Corporate & Other**                                        (35.9)           (38.5)
--------------------------------------------------------------------------------------------------------------------
                 Total Income from Operations*	                            178.6            170.6             4.7%
--------------------------------------------------------------------------------------------------------------------
Net Income       Net Income                                                 160.2            170.2            (5.9%)
--------------------------------------------------------------------------------------------------------------------
Per Share Data   Income from Operations*                                    $0.92            $0.87             5.7%
                 Net Income                                                 $0.83            $0.87            (4.6%)
                 Shareholders' Equity (Book Value):
                 Securities at Market                                      $27.09           $22.45            20.7%
                 Securities at Cost                                        $25.96           $24.58             5.6%
                 Common Shares Outstanding (Diluted) (millions):
                 Average for the Period                                     193.7            195.8
                 End of Period                                              191.3            195.1

*  "Income from Operations" is defined as "Net Income" less gain (loss) on investments and associated items, gain (loss) on sale of subsidiaries (if applicable), cumulative effect of accounting changes and restructuring charges, all net of taxes.

** 1st quarter 2000 was restated from the prior year due to the following changes which were effective on
   January 1, 2001: 1) The management and reporting of First Penn-Pacific's annuity business moved from the Life Insurance segment to the Annuities segment; 2) The reporting for LNC's wholesale distribution system, Lincoln Financial Distributors ("LFD") was moved from Annuities, Life Insurance and the Investment
   Management segments to "Other Operations"; 3) A change in the internal pricing for the management of general account investments performed by the Investment Management segment to a "for profit" basis from the previously reported "at cost" basis.






STOCK PRICES/DIVIDENDS DECLARED

The table below sets forth, by quarter, the range of high, low and quarter-end closing sale prices for Lincoln National Corporation common stock and the cash dividends declared per common share.


                                                                                               Cash
                                                                                             Dividends
2001 Quarter                                     High          Low          Close            Declared
First                                          $48.250       $38.000       $42.470            $0.305
------------------------------------------------------------------------------------------------------------
Total                                                                                         $0.305
                                                                                             =======
------------------------------------------------------------------------------------------------------------
                                                                                               Cash
                                                                                             Dividends
2000 Quarter                                     High          Low          Close            Declared

First                                          $41.375       $22.625       $33.500            $0.290
------------------------------------------------------------------------------------------------------------
Second                                         $40.063       $29.000       $36.125            $0.290
------------------------------------------------------------------------------------------------------------
Third                                          $56.375       $35.625       $48.125            $0.290
------------------------------------------------------------------------------------------------------------
Fourth                                         $50.938       $40.875       $47.313            $0.305
------------------------------------------------------------------------------------------------------------
Total                                                                                         $1.175
                                                                                             =======



LINCOLN NATIONAL CORPORATION'S RATINGS
----------------------------------------------------------------------
                      Commercial Paper       Debt
----------------------------------------------------------------------
Standard & Poor's     A-2 (Satisfactory)     A- (Strong)
Moody's               P-2  (Strong)          A3 (Upper medium grade)
Fitch                 F-1 (Very strong)      A+ (Strong)
A.M. Best                                    a (Strong)





LIFE INSURANCE COMPANY
FINANCIAL STRENGTH RATINGS
------------------------------------------------------------------------------------------------------------
Description                                         A.M.          Fitch          Moody's          Standard
                                                    Best                                          & Poor's
Exceptional or Superior                             A++           AAA            Aaa              AAA
Negligible Risk Factors                             A+
------------------------------------------------------------------------------------------------------------
Excellent                                           A*            AA+            Aa1              AA+
Modest Risk                                         A-            AA*            Aa2              AA
                                                                  AA-            Aa3*             AA-*
------------------------------------------------------------------------------------------------------------
Very Good, Strong, or High                          B+            A+             A1               A+
Average Risk                                                      A              A2               A
                                                                  A-             A3               A-
------------------------------------------------------------------------------------------------------------
Adequate                                            B             BBB+           Baa1             BBB+
Protection Factors are Average                      B-            BBB            Baa2             BBB
More Vulnerable to
Economic Conditions                                               BBB-           Baa3             BBB-
------------------------------------------------------------------------------------------------------------
Below Average                                       C+            BB+            Ba1              BB+
Questionable or Uncertain Security                                BB             Ba2              BB
                                                                  BB-            Ba3              BB-
------------------------------------------------------------------------------------------------------------
Poor                                                C             B+             B1               B+
Vulnerability is High                               C-            B              B2               B
Considered Financially Weak                                       BB-            B3               B-
Obligations May Not be Paid
------------------------------------------------------------------------------------------------------------
Very Poor                                                         CCC            Caa              CCC
May Not Meet Obligations                                          CC             Ca               CC
May be in Default                                                 D              C                D
------------------------------------------------------------------------------------------------------------
Lincoln National Life Ratings are designated with an *.


A.M. BEST RATINGS FOR SELECTED AFFILIATES
------------------------------------------------------------------------------------------------------------
First Penn-Pacific Life Insurance Company                                        A
Lincoln National Health and Casualty Company                                     A






CONSOLIDATED CONDENSED STATEMENTS OF INCOME

                                                                                           First Quarter
                     (Millions of dollars, except per share)                          2001               2000
-----------------------------------------------------------------------------------------------------------------
Revenue              Premiums and Fees                                               962.8              851.9
                     Net Investment Income                                           673.7              711.1
                     Realized Loss on Investments                                    (20.7)              (1.0)
                     Other                                                            83.0              107.2
                     --------------------------------------------------------------------------------------------
                     Total Revenue                                                 1,698.8            1,669.2
-----------------------------------------------------------------------------------------------------------------
Benefits and         Benefits                                                        906.7              866.0
Expenses             Underwriting, Acquisition, Insurance and Other Expenses         571.0              572.2
                     --------------------------------------------------------------------------------------------
                     Total Benefits and Expenses                                   1,477.7            1,438.2
-----------------------------------------------------------------------------------------------------------------
Income               Income before Federal Taxes, Cumulative Effect of
                     Accounting Change & Minority Interest                           221.1              231.0
                     Federal Income Taxes                                             56.6               61.0
-----------------------------------------------------------------------------------------------------------------
                     Income before Cumulative Effect of
                     Accounting Change & Minority Interest                           164.5              170.0
                     Cumulative Effect of Accounting Change                           (4.3)              --
-----------------------------------------------------------------------------------------------------------------
                     Income before Minority Interest                                 160.2              170.0
                     Minority Interest                                                --                 (0.2)
                     --------------------------------------------------------------------------------------------
                     Net Income                                                      160.2              170.2
                                                                                 =========          =========
-----------------------------------------------------------------------------------------------------------------
Earnings Per Share   Net Income                                                       0.83               0.87
(Diluted)                                                                        =========          =========






CONSOLIDATED CONDENSED BALANCE SHEETS
-----------------------------------------------------------------------------------------------------------
                                                                   March       December 31       Increase
                (Millions of dollars)                               2001          2000          (Decrease)
-----------------------------------------------------------------------------------------------------------
Assets
-----------------------------------------------------------------------------------------------------------
Investments     Securities Available-for-Sale
                Fixed Maturities                                 27,811.3        27,449.8          361.5
                Equities                                            559.6           549.7            9.9
                Mortgage Loans on Real Estate                     4,641.2         4,663.0          (21.8)
                Real Estate                                         308.1           282.0           26.1
                Policy Loans                                      1,946.9         1,960.9          (14.0)
                Derivative Instruments                               61.4            --             61.4
                Other Long-Term Investments                         416.0           463.3          (47.3)
                -------------------------------------------------------------------------------------------
                Total Investments                                35,744.5        35,368.7          375.8
-----------------------------------------------------------------------------------------------------------
Other Assets    Assets Held in Separate Accounts                 44,506.2        50,579.9       (6,073.7)
                Other Assets                                     13,871.7        13,895.5          (23.8)
                -------------------------------------------------------------------------------------------
                Total Assets                                     94,122.4        99,844.1       (5,721.7)
                                                                =========       =========      =========

Liabilities and Shareholders' Equity
-----------------------------------------------------------------------------------------------------------
Liabilities     Liabilities for Insurance and Investment
                Contracts                                        39,913.1        40,105.1         (192.0)
                Liabilities Related to Separate Accounts         44,506.2        50,579.9       (6,073.7)
                Other Liabilities                                 4,606.7         4,205.0          401.7
                -------------------------------------------------------------------------------------------
                Total Liabilities                                89,026.0        94,890.0       (5,864.0)
-----------------------------------------------------------------------------------------------------------
Shareholders'   Preferred Stock                                       0.8             0.9           (0.1)
Equity          Common Stock                                        993.4         1,003.7          (10.3)
                Retained Earnings                                 3,884.3         3,915.6          (31.3)
                Net Unrealized Gain on Securities
                Available-for-Sale                                  190.4            12.0          178.4
                Net Unrealized Gain on Derivatives                   23.3            --             23.3
                Foreign Currency Translation Adjustment               4.2            21.9          (17.7)
                -------------------------------------------------------------------------------------------
                Shareholders' Equity                              5,096.4         4,954.1          142.3
                -------------------------------------------------------------------------------------------
                Liabilities and Shareholders' Equity             94,122.4        99,844.1       (5,721.7)
                                                                =========       =========      =========

FORM 10-Q DISCLOSURE STATEMENT
-----------------------------------------------------------------------------------------------------------
The notes to these unaudited condensed interim financial statements have not been included in this report.
Those notes, along with more detailed financial information are, however, contained in the corporation's quarterly report on Form 10-Q filed with the Securities and Exchange Commission. Copies of the 10-Q are
available electronically at www.sec.gov or www.lfg.com or by writing to: Douglas N. Miller, LNC Controller,
1500 Market Street, Suite 3900, Philadelphia, PA 19102-2112. Requests may also be directed to 215-448-1430 or to dnmiller@lnc.com on the Internet.




Lincoln Quarterly FIRST QUARTER 2001

PRODUCT news

Income4LIFE SM Solution Offers Lifetime Income and Control

As more people are both planning for and beginning to retire, Lincoln Annuities has chosen an opportune time to introduce the Income4LifeSM Solution.

With traditional retirement products, clients are faced with the choice of either lifetime income, or access and control over their money. Now, Lincoln Annuities' Income4Life Solution offers both access to retirement assets, along with a lifetime income. However, the Income4Life Solution is not a new product; it's an option that enhances strong and established annuity products offered through The Lincoln National Life Insurance Company. With the Income4Life Solution, clients stay in control of their money - choosing how it is invested, deciding how often to receive income and reallocating investment options. Additionally, unlike standard retirement products, the Income4Life Solution provides account statements and daily unit values so clients always know exactly where they stand.

The Income4Life Solution offers tax advantages, too. Other benefits include a joint survivor feature and professional money managers.

"The Income4Life Solution provides a brand new way for retirees and others to manage their money. In fact, this option is so pioneering that there are patents pending on the concept," said Bill Boscow, senior vice president and chief marketing officer for Lincoln Annuities.

Through the introduction of the Income4Life Solution, Lincoln Financial Group distinguishes itself from its competitors by again demonstrating its dedication to developing innovative features while maintaining a clear focus on client needs.


Access to your retirement assets
and a lifetime income.



Lincoln Quarterly FIRST QUARTER 2001

FOCUSED feature

"Powered By Research": The Recreation of Delaware Investments

The Delaware Investments of today is considerably different from the Delaware of 18 months ago. The firm's culture, branding and investment performance, all have undergone radical change, spearheaded by President and CEO Ed Haldeman, Jr.

Haldeman joined Delaware in January 2000, and immediately began focusing on performance. While some investment portfolios were performing well, many were not. The firm could not hope to change its fortunes without improving performance. Delaware also needed to develop a cohesive corporate culture in order to survive in the highly competitive financial services industry. In the past, Delaware managers were encouraged to act as independent entrepreneurs to service their clients' needs. However, this business model didn't work in today's competitive environment. For this reason, Delaware moved to a corporate model that requires business units to work together.

In the next nine months, a number of changes were orchestrated:

* In the value equities area, the investment management style was revamped and modernized. Six new research analysts were added to the value team as well. A significant improvement in performance has resulted.

* In growth equities, performance was excellent, but the firm wanted to offer more growth products. Three new analysts were added to the firm's growth team.

* In fixed income, Delaware hired 20 investment professionals. This team includes 15 research analysts, and greatly expands the unit's capacity.

* The London-based team that specializes in international investments also increased its research commitment with four new analysts.

Research is now a consistent theme throughout Delaware. That theme was re-emphasized when the firm chose its new tagline, which will appear in advertisements beginning in May. The tagline, "Powered by Research," refers to the firm's dedication to fundamental research in every asset class. The increased emphasis on research is beginning to pay off where it counts: with performance. In the trailing 12-month period ending March 31, 2001, 14 of Delaware's 25 largest funds outperformed their Lipper averages.

At the same time, the firm is revamping its mutual fund lineup by merging and/or eliminating 14 funds that had not gathered significant assets. The marketing efforts will now focus on funds that have proven to be more popular. Delaware also has begun to add new funds that are likely to attract assets, starting with the Delaware American Services Fund. This fund invests in stocks of U.S. companies in the financial, business and consumer services sectors. Although the equity markets are currently volatile, Delaware takes a long-term approach to investing. By conducting intensive investment research, its goal is to find fundamentally sound investment opportunities in all market cycles.

The firm's institutional business has aligned its sales and marketing organization to better serve its institutional clients. More significant sales and servicing responsibilities have been established to support the investment professionals in building the firm's relationships with its clients.

Delaware's retirement business is changing as well. In February, Rene M. Campis was named executive vice president of the unit, and immediately rolled out major initiatives to generate new business and retain existing clients. One of the most significant initiatives is the alignment of all the retirement unit's resources. This includes integrating some of Lincoln's 401(k) business into the Delaware unit and increasing the new enrollment support group to boost assets under management.

Delaware's focus has recently turned to devising ways to publicize all these changes. As part of its corporate branding campaign, the "Powered By Research" tagline has been incorporated in all sales literature.

In short, Delaware's employees are focused on common goals to a greater extent than ever. Haldeman described his philosophy at a recent employee meeting. "Regardless of what area you work in - customer service, sales, operations," he said, "every person contributes in some way or another to our main goal of gaining and retaining clients. As we achieve that goal, Delaware will be a success and each of you will be successful."



BRIEF notes

Quarterly Highlights
-----------------------------------------------------------------------------
(bullet) The Annual Meeting of Shareholders will be held at The Rittenhouse, 210 W. Rittenhouse Square, Philadelphia, PA 19103 at 10 a.m. (local time) on Thursday, May 10, 2001.

(bullet) Jon A. Boscia was named chairman of the board of Lincoln National Corporation on March 8, 2001. He will also continue to serve as chief executive officer.

(bullet) On March 8, the board of directors of Lincoln National Corporation, declared a quarterly cash dividend of 30.5 cents per share on the corporation's common shares and 75 cents per share on preferred shares. The dividend on the common stock was paid on May 1, 2001, to shareholders of record on April 10, 2001. The dividend on the corporation's $3 Cumulative Convertible Preferred Shares, Series A, will be payable June 5, 2001, to shareholders of record on May 15, 2001.

(bullet) "Why Climb the Corporate Ladder When You Can Take the Elevator?" mini book, sponsored by Lincoln Financial Group is available by calling 877-ASK-LINCOLN (877-275-5462).


Transfer Agent & Registrar
-----------------------------------------------------------------------------
Equiserve
P.O. Box 2500
Jersey City, NJ 07303-2500
Web site: http://www.equiserve.com

Stock Listing
-----------------------------------------------------------------------------
The common stock of Lincoln National Corporation is traded on the New York, Chicago and Pacific stock exchanges under the symbol LNC. In newspapers, stock information is most frequently listed as LincNatCp.


[LOGO OMITTED: LNC AND NYSE]


[LOGO OMITTED: LINCOLN FINANCIAL GROUP]


PRESORTED
STANDARD
U.S. POSTAGE
PAID
NEW BRUNSWICK, NJ
PERMIT NO. 772


Lincoln National Corporation
Centre Square, West Tower
1500 Market Street, Suite 3900
Philadelphia, PA 19102-2112
(215) 448-1400
www.LFG.com

Contacts
Investor Relations
Priscilla S. Brown
Director, Investor Relations
(215) 448-1422

Shareholder Services
Fred Crawford
Treasurer
(800) 237-2920

Financial Communications
LaNella Hooper
Director, Financial Communications
(215) 448-1423

Media Relations
D'Arcy Foster Rudnay
Director, Media Relations
(215) 448-1454


Form 19725-1


NEW UL PRODUCT PROVIDES FLEXIBILITY

As our lives become increasingly hectic and demanding, flexibility plays an essential role in providing peace of mind, especially when it comes to life insurance. Lincoln Life's new universal life insurance product, Lincoln UL-III Life Protection, is designed to provide flexibility and guaranteed death benefit coverage through its innovative Lapse Protection Rider. The Rider is automatically included on all policies at no additional charge. Unlike some premium-based guarantees, Lincoln UL-III and the Lapse Protection Rider offer policy owners the flexibility to adjust or skip planned premium payments, borrow against or withdraw a portion of the policy's cash value, and make other policy changes without totally forfeiting the death benefit guarantee.

"Based on input from our planners and clients, we designed a unique, flexible and cost-effective guarantee-based product that fits the individual life insurance needs of our target market, the super affluent. With the introduction of the Lincoln UL-III Life Protection product, we have distinguished ourselves in the industry," said Andrew Niedzielski, second vice president and business leader for Lincoln Life's Fixed Product Line.

"The attractiveness of Lincoln UL-III lies in the broad flexibility of its guarantees to adjust to life's changing (financial) circumstances," Niedzielski noted. "Sophisticated clients are not interested in one-size-fits-all insurance. Rather, they have specific life insurance needs - needs that change with time."

By creating the Lincoln UL-III insurance product, Lincoln Life once again has responded to the needs of the super affluent market, and provided another clear solution in a complex world.